FOR IMMEDIATE RELEASE

AT JOHNSON OUTDOORS:

PAUL LEHMANN	CYNTHIA GEORGESON
VP and Chief Financial Officer	VP - Worldwide Communication
262-631-6600	262-631-6600

JOHNSON OUTDOORS INC. ANNOUNCES
FIRST QUARTER 2005 RESULTS

Racine, Wisconsin, February 8, 2005 — JOHNSON OUTDOORS INC. (Nasdaq: JOUT) today announced declines in operating profit and earnings on increased net sales for the fiscal quarter ended December 31, 2004 compared with the prior year period. First quarter operating profits in the Company’s Marine Electronics and Outdoor Equipment businesses were offset by losses in its Watercraft and Diving businesses. The Company noted that, due to the seasonality of its markets, quarterly net sales are historically slower during the first and fourth fiscal quarters.

Total company net sales increased by 19.1% for the quarter, driven by the Marine Electronics and Outdoor Equipment business units. While net sales in Marine Electronics increased by 54.7% over the same period last year, driven primarily by the Humminbird® brand acquired in May 2004, operating profit for the unit declined due to unfavorable volume variances in the Minn Kota® product line. Outdoor Equipment generated a 19.3% increase in net sales and a 37.4% improvement in operating profit over the same period in the prior year due solely to military tent sales. The Company expects military tent sales to decline up to 40% from the prior year as current contracts and orders come to an end, and the timing for decisions on future government contracts remains unpredictable. Despite favorable currency rate trends, Diving net sales and operating profit continued to decline amid weak market conditions while the Company continued to invest in the Diving business to deliver enhanced innovation. Watercraft posted a slight decline in net sales and reduced operating losses versus the first fiscal quarter of 2004.

The Company realized a net loss for the first quarter of $1.0 million or $.12 per diluted share compared with net income of $0.2 million or $.02 per diluted share in the comparable period last year. Charges related to the previously announced going private transaction added $0.9 million to operating expenses for the quarter bringing the total charges related to this transaction to $2.4 million since February 20, 2004. Operating expenses for the quarter were also impacted by currency ($0.7 million), Watercraft restructuring ($0.5 million) and the addition of the Humminbird® business ($2.5 million.)

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“Taking action to ensure the long-term health and profitability of our businesses is job one at Johnson Outdoors,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer. “For us, that means continually investing in innovation to grow our markets, while at the same time building the capacity and capability for growth within our businesses. With the integration of Humminbird® completed, our Marine Electronics Group is now focused on maximizing synergies and leveraging the marketing strength of the Minn Kota® brand to grow Humminbird® sales. We continue to make good progress in Watercraft, but more work and more time is needed for improvements to be reflected on the bottom-line. Clearly, our two biggest challenges are Global Diving, where markets are the weakest and restructuring efforts are just beginning, and Outdoor Equipment, where progress against rebalancing the focus of that business is slow and the future of military tent sales is uncertain.”

FINANCIAL HIGHLIGHTS

As of the end of the first fiscal quarter of 2005, debt-to-total capitalization stood at 25%, a further improvement demonstrating Johnson Outdoors’ commitment to paying down debt and maintaining a strong balance sheet. Consistent with the pre-selling season period, working capital excluding cash and debt grew to $94.6 million, a $14 million increase over the prior year due primarily to the addition of Humminbird®. Compared to year ago levels, the increases in Accounts Receivables and Inventories primarily reflect the addition of the Humminbird® business during the Company’s third fiscal quarter of 2004 and the impact of currency fluctuations in the Company’s foreign operations.

“We continue to focus on improving the financial strength and flexibility of Johnson Outdoors,” commented Paul Lehmann, Vice President and Chief Financial Officer. “Improved performance in leveraging working capital is a key goal, and will augment the benefit of improved results from our operations.”

WEBCAST

On February 8, 2005 at 10:00 a.m. (ET) the Company will host a conference call to discuss fiscal 2005 first quarter results.  The live listen-only webcast may be accessed at Johnson Outdoors’ home page at www.johnsonoutdoors.com as well as through www.fulldisclosure.com.  A replay will be available on the above web sites, or by dialing (800) 642-1687 or (706) 645-9291 and providing confirmation code 3685597.  The replay will be available through February 15, 2005 by phone and for 30 days on the Internet.

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ABOUT JOHNSON OUTDOORS INC.

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products.  The Company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment.  Johnson Outdoors’ familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Minn Kota® motors; Humminbird® fishfinders; SCUBAPRO® and SnorkelPro; UWATEC® dive equipment; and Eureka!® tents.

Visit Johnson Outdoors online at http://www.JohnsonOutdoors.com.

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns; unanticipated issues related to the Company’s military tent business; the Company’s success in implementing its strategic plan, including its focus on innovation; actions of companies that compete with the Company; the Company’s success in managing inventory; movements in foreign currencies or interest rates; unanticipated issues associated with the Company’s proposed going private transaction; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; unanticipated outcomes related to outstanding litigation matters; and adverse weather conditions. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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JOHNSON OUTDOORS INC. AND SUBSIDIARIES

(thousands, except per share amounts)
Operating Results	THREE MONTHS ENDED
	Dec 31 2004	Jan 2 2004
Net sales	$74,982	$62,941
Cost of sales	44,710	35,971

Gross profit	30,272	26,970
Operating expenses	30,347	25,624

Operating profit (loss)	(75)	1,346
Interest expense, net	1,090	1,204
Other expenses (income), net	(119)	(120)

Income (loss) before income taxes	(1,046)	262
Income tax expense (benefit)	(15)	102

Net income (loss)	$(1,031)	$160

Net income (loss) basic and diluted per common share	$(0.12)	$0.02

Diluted average common shares outstanding	8,599	8,710

Segment Results
Net sales:
Marine electronics	$27,851	$18,009
Outdoor equipment	18,851	15,803
Watercraft	12,066	12,440
Diving	16,324	16,942
Other/eliminations	(108)	(253)

Total	$74,982	$62,941

Operating profit (loss):
Marine electronics	$2,887	$3,038
Outdoor equipment	3,408	2,481
Watercraft	(2,819)	(3,511)
Diving	(136)	1,685
Other/eliminations	(3,415)	(2,347)

Total	$(75)	$1,346

Balance Sheet Information (End of Period)
Cash and short-term investments	$34,980	$60,558
Accounts receivable, net	57,736	50,922
Inventories, net	65,523	61,835
Total current assets	177,095	190,418
Total assets	278,117	273,536
Short-term debt and current maturities of long-term debt	17,024	15,769
Total current liabilities	64,508	65,018
Long-term debt less current maturities	37,800	51,322
Shareholders' equity	168,259	150,912

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